OlsenThielen & Co., Ltd.
CPAS AND ADVISORS

October 29, 2018

Bob Myers, CFO
Precision Therapeutics, Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121

SUBJECT: Consent on Prospectus Supplement

Dear Bob:

Enclosed is a signed copy of the Consent of Independent Registered Public Accounting Firm for your files. This is for the Registration Statement.

Sincerely,

Gavin L. Burnham, CPA
Principal

GLB/sms

Enclosures

Olsen Thielen & Co., Ltd.
CPAS AND ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Precision Therapeutics, Inc. of our report dated April 2, 2018, related to the financial statements of which appears in the Annual Report on Form 10-K of Precision Therapeutics, Inc. for the year ended December 31, 2017. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to our firm under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.

Olsen Thielen & Co., Ltd.

Olsen Thielen & Co., Ltd

Roseville, Minnesota
October 29, 2018

2675 Long Lake Road | Roseville, Minnesota | 55113-1117 | 651-483-4521 | 651-483-2467 FAX | otcpas.com
300 Prairie Center Drive, Suite 300 | Eden Prairie, Minnesota | 55344-7908 | 952-941-9242 | 952-941-0577 FAX